EXHIBIT 10.3

AMENDMENT NO. 1

REGISTRATION RIGHTS AGREEMENT

This First Amendment to the Registration Rights Agreement (this “Amendment”) is entered into on August 4, 2017 between Premier Biomedical, Inc., a Nevada corporation (the “Company”), and each of the several purchasers signatory hereto (including its successors and assigns, the “Purchaser” and collectively with all other purchasers in the same offering, the “Purchasers”). Each of the Purchasers and the Company may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties are parties to that certain Registration Rights Agreement with an Effective Date of March 30, 2017 (the “Agreement”);

WHEREAS, the Parties desire to amend certain terms of the Agreement as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1. Section 2(c) of the Agreement is hereby amended and restated in its entirety as follows:

“(c) Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(d), if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

a.	First, the Company shall reduce Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders); and

b.	Second, shall reduce Registrable Securities represented by shares of Common Stock issuable upon the conversion of Convertible Notes (applied, in the case that some underlying shares of Common Stock may be registered, to the Holders on a pro rata basis based on the total number of unregistered shares of Common Stock issuable upon conversion of the Convertible Notes held by such Holders)

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c.	Third, the Company shall reduce Registrable Securities represented by Shares (applied, in the case that some Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Shares held by such Holders).

In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.”

2. The definition for “Registrable Securities” in Section 1 is amended and restated as follows:

“Registrable Securities” means, as of any date of determination, (a) all Shares, except those Shares issued in the First Closing, (b) all Warrant Shares then issued and issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), (c) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Warrants or Purchase Agreement (in each case, without giving effect to any limitations on exercise or issuance set forth in the Warrants or this Agreement), (d) shares of Common Stock issuable upon conversion of a Convertible Note, (e) the shares of Common Stock issuable upon conversion of the Convertible Note issued to the Purchaser pursuant to that certain Exchange Agreement, dated August 8, 2017, by and between the Company and the Purchaser, and (f) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Purchaser in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Purchasers (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company, and all Warrants are exercised by “cashless exercise” as provided in Section 2(c) of each of the Warrants), as reasonably determined by the Company, upon the advice of counsel to the Company.

3. Other than as set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 to the Registration Rights Agreement as of the date first above written.

PURCHASERS:

THE SPECIAL EQUITIES GROUP, LLC

By:	/s/ Jon Schechter
Name:	Jon Schechter
Title:	Managing Member

RDW CAPITAL LLC

By:	/s/ John DeNobile
Name:	John DeNobile
Title:	Manager

DIAMOND ROCK, LLC

By:	/s/ Neil B. Rock
Name:	Neil B. Rock
Title:	Member

COMPANY:

PREMIER BIOMEDICAL, INC.

By:	/s/ William A. Hartman
Name:	William A. Hartman
Title:	President

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